AMENDED AND RESTATED BYLAWS OF

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1. PLACE OF MEETINGS. All meetings of the stockholders of ING USA Annuity and Life Insurance Company (the "Corporation" or "Company") shall be held at such place or places within or without the State of Iowa, as may from time to time be fixed by the Board of Directors (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof, provided that any or all stockholders may participate in any such meeting by means of conference telephone or similar communications.

         Section 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held at the home office of the Company on or before the thirty-first day of May of each year for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President, Secretary, the Board of Directors acting upon majority vote, or the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at such meeting. No business other than that specified in the notice of meeting shall be transacted at a special meeting of the Shareholders.

         Section 4. NOTICE OF MEETING. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed to each stockholder entitled to vote at such meeting not less than ten or more than fifty days before the date of the meeting. Stockholders by written notice may waive notice of any meeting, and the presence of a stockholder at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

         Section 5. QUORUM/VOTING. The presence at a meeting in person or by proxy of stockholders of the Company representing a majority or issued and outstanding shares of the Company shall be necessary to constitute a quorum for the purpose of transacting business, except as otherwise provided by law, but a smaller number may adjourn the meeting from time to time until a quorum shall be obtained. Each stockholder shall be entitled to cast one vote in person or by proxy for each share of stock of the Company held as of record in his or her name on the books of the Company.

         Section 6. PROXIES. A stockholder may vote at any meeting of the stockholders, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. All proxies shall be filed with the Secretary of the Company before voting and entered on the record in the minutes of the meeting. No special form of proxy shall be necessary.

         Section 7. CONSENTS TO CORPORATE ACTION. Unless otherwise prohibited by the applicable laws of the State of Iowa or the Company's Articles of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. The consents of stockholders shall be evidenced by one or more written approvals, each which sets forth the action taken, and bears the signature of one or more stockholders. All of the approvals evidencing the consents shall be delivered to the Secretary of the Company to be filed in the Company's records. The action shall be effective on the date the stockholder has approved the consent unless the consent specifies a different effective date.



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                                   ARTICLE II

                               BOARD OF DIRECTORS


         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have the power to commit shares of the authorized but unissued capital stock of the Corporation for acquisitions of other property of any and all kinds. Such stock shall be issued at valuation placed thereon by the Board of Directors, but in no event for a consideration less than the par value of such shares.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be not less than five (5) nor more than twenty-one (21) persons elected by the shareholders at the annual meeting of the Corporation. The number to be elected may be determined by a resolution of the shareholders, but in the absence of such a resolution there shall be elected the number of Directors that were elected at the previous annual meeting. Subject to the Restated Articles of Incorporation, each Director shall hold office for the term of which they are elected, and until their successors shall have been elected and qualified.

         Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as the annual meeting of Shareholders. The Board of Directors may provide by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

         Section 4. SPECIAL MEETING. Special meetings of the Board of Directors may be called by or at the request of the President or the Secretary, and shall be called on written request of three (3) members of the Board of Directors. Meetings of the Board shall be held at the principal office of the Corporation unless a different place, either within or without the State of Iowa shall be designated by the President or Board of Directors.

         Section 5. NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of the Board of Directors shall be given by written notice mailed to or served upon each Director at least twenty-four hours prior to such meetings, and such special meeting shall be held at such time and place as shall be specified in such written notice. Notice of a special meeting may be waived by any Director. A special meeting of the Board of Directors may also be held without written notice or call at such time and place as shall be fixed by the consent in writing of all of the Directors given before, at or after such meeting.

         Section 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Members of the Board of Directors of the Corporation may participate in a meeting of the Board of Directors by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 7. VACANCIES. Subject to the provisions of Section 3 of Article VI of the Corporation's Restated Articles of Incorporation, any vacancy occurring in the Board of Directors and any Directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. A Director so elected shall be elected for the unexpired term of his predecessor in office or the full term of such new Directorship.

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         Section 8. RESIGNATION. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 9. REMOVAL. The entire Board of Directors or any individual Director may be removed from office, with or without cause, at a Shareholders' meeting called expressly for that purpose by the vote of a majority of those who actually vote. In case the entire Board or any one or more of the Directors are so removed, new Directors may be elected at the same meeting for the unexpired term of the Director or Directors so removed. A Director shall not be removed without a meeting pursuant to written consents unless such consents are obtained from the holders of all the outstanding shares of the Corporation. Failure to elect Directors to fill the unexpired term of the Directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

         Section 10. ACTION BY BOARD OF DIRECTORS WITHOUT MEETING. Any action required to be taken at a meeting of the Board of Directors by the Iowa Business Corporation Act, may be taken without a meeting of the Board of Directors if written consent setting forth the action so taken shall be signed by all of the members of the Board of Directors and included in the minutes or filed with the corporate records reflecting the action taken. Such written consent shall have the same force and effect as a unanimous vote of the Board of Directors and may be stated as such in any article or document filed with the Secretary of State of the State of Iowa pursuant to the provisions of the Iowa Business Corporation Act. The provisions of this Bylaw shall be applicable whether or not the Iowa Business Corporation Act requires that such action be taken by resolution of the Board of Directors.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         Section 1. COMMITTEES. The Board shall elect from the Directors, by the affirmative vote of a majority of the whole Board, such committees with such duties as the Board may by resolution prescribe. Any such committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution; except that no such committee shall have the authority of the Board in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Company otherwise than in the usual course of its business, recommending to the stockholders a voluntary dissolution of the Company or a revocation thereof, amending, altering or repealing any resolution of the Board that by its terms provides that it shall not be so amendable or repealable in such manner; and, unless such resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Company.

         Section 2. PROCEDURE. Except as provided otherwise in these bylaws, each committee may elect its own chairman and secretary, who shall keep minutes of its proceedings, shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these bylaws, a majority of the members of a committee shall constitute a quorum for the transaction of its business.

         Section 3. REPORTS TO THE BOARD. All completed actions by any committee established by the Board shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board; provided that no acts or rights of third parties shall be affected by any such revision or alteration.


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                                   ARTICLE IV

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The corporate officers of the Company shall consist of the following: a President; one or more Vice Presidents; a Treasurer; a Secretary; and such other officers as the Board may from time to time determine. The Board may authorize the classification of certain Vice Presidents as Executive, Senior, Second or Assistant, and may authorize Assistant Treasurers, Assistant Secretaries and such other titles and designations as in its discretion seems proper. Insofar as permitted by statute, the same person may hold two or more offices.

         The officers shall be elected by the Board. Each such officer shall hold office until a successor is elected or appointed and qualified or until his or her earlier death, resignation, removal or suspension.

         Any officer or agent or member of a committee elected or appointed by the Board may be removed, either with or without cause, by the Board whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

         Any vacancy occurring in any office of the Company may be filled by the Board.

         Section 2. POWERS AND DUTIES OF THE PRESIDENT. The President shall have general charge and management of the affairs, property and business of the Company, subject to the Board and the provisions of these bylaws. The President shall be the chief executive officer, and, in the absence of the Chairman, shall preside at meetings of the stockholders and the Board. In the absence of the President, the Board shall appoint another of their number to preside.

         The President shall perform all duties assigned that office by these bylaws and such other duties as may from time to time be assigned by the Board.

         Section 3. POWERS AND DUTIES OF THE VICE PRESIDENTS. Each Vice President shall perform such duties as may from time to time be assigned by the Board of Directors.

         Section 4. POWERS AND DUTIES OF THE TREASURER. The Treasurer and Assistant Treasurers shall have care and custody of all funds of the Company and disburse and administer the same under direction of the Board or the President and shall perform such other duties as the Board or President shall assign.

         Section 5. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall act under the direction of the Board and, with any Assistant Secretary, shall record the proceedings of all the meetings of the stockholders and the Board in books kept for that purpose. The Secretary shall be the custodian of the corporate seal. The Secretary or Assistant Secretary shall fix the same to and countersign papers requiring such acts; and the Secretary and Assistant Secretaries shall perform other duties as may be required by the Board.

                                    ARTICLE V

                                  CAPITAL STOCK

         All certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary of the Company, but when a certificate is signed by a transfer agent or registrar appointed by the Board of Directors, the signature of any such corporate officer and the corporate seal upon such certificate may be facsimiles, engraved or printed.


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


                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 1. WAIVER OF NOTICE. Notice of any meeting required by law or by these bylaws may be waived in writing, signed by the person or persons entitled to such notice, either before or after the time of such meeting.

         Section 2. AMENDMENTS. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these bylaws, but any bylaws so made, altered, amended, or repealed by the Board may be amended, altered, or repealed by the stockholders.

         Section 3. DIVIDENDS. The Board may, from time to time and in accordance with the law, declare and cause to be paid dividends of cash, property, or shares of stock or securities of, or owned by, the Company, as the Board may deem proper.

         Section 4. FISCAL YEAR. The fiscal year of the Company shall begin with January first and end with December thirty-first.

         Section 5. SEAL. The seal of the Company shall bear the corporate name of the Company and the place of its home office.

         Section 6. INVESTMENTS. The President, any Vice President, the Treasurer, the Secretary, and such other officers or employees as may be designated by resolution of the Board of Directors shall have authority to execute on behalf of the Corporation any instruments, including but not limited to: Instruments necessary in order to purchase, sell, assign, transfer, modify, exchange, or convert bonds, notes or stocks and to assign or satisfy mortgages, and to execute contracts, deeds, leases, or any and all other instruments relating in any manner to bonds, notes, stocks, real estate or personal property or any evidence of indebtedness owned by the Corporation.

         Section 7. POLICY CONTRACTS. All policies of insurance or contracts for annuities and for the disposition and for the disposition of the proceeds thereof may be executed on behalf of the Corporation by any of the following officers: The President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary, an Actuary, an Associate Actuary or an Assistant Actuary. The signature of any such officer may be in facsimile.

         Section 8. AGENCY AND OTHER CONTRACTS. The President, any Vice President, the Secretary and any other officers or employees designated in writing by the Board of Directors shall have authority to execute agency contracts and related agreements on behalf of the Corporation, tax returns or reports and any reports filed with governmental agencies.

         Section 9. OTHER INSTRUMENTS. All other contracts and written instruments of any kind not previously described shall be signed by one of the following officers: The President, a Vice President, the Secretary or the Treasurer, or by any other officer or employee of the Company as shall be so empowered by the Board of Directors or by such other person or persons as may be designated from time to time by the Board of Directors.

         Section 10. STATUTORY AGENTS. The President, any Vice President and the Secretary or an Assistant Secretary are authorized to appoint statutory agents of the Corporation and to execute powers of attorney in evidence thereof, authorizing such statutory agents to accept service of process against the Corporation, to execute any and all papers to comply with all applicable requirements of law in order to qualify the Corporation to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Corporation necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Corporation to do business.


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                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 1. INDEMNIFICATION. (a) To the extent not prohibited by applicable law, the Company shall indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, from and against any and all liability and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) To the extent not prohibited by applicable law, the Company shall indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, from and against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a Director, officer, employee, or agent of the Company or a person who is or was serving at the request of the Company as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or entity, has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraphs (a) or (b), or in defense of any claim, issue, or matter therein, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 2. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under paragraphs (a) and (b) of Section 1, unless ordered by a court, shall be made by the Company only as authorized in the specific case, upon a determination that the indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b).

         Such determination shall be made (1) by the Board by majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 3. ADVANCES. To the extent not prohibited by applicable law, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of


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such action,  suit or  proceeding,  as  authorized  by the Board in the specific case, upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent or person who is or was serving at the request of the Company as Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or entity, to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article of the bylaws.

         Section 4. EXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, resolution, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or entity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5. INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or who is or was serving at the request of the Company as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article of these bylaws or otherwise.

         These restated bylaws were duly adopted by the Board of Directors of the Company on the 25th day of June, 2003 and Article I was amended to reflect the name change the 11th day of November 2003.



                                     /s/ Paula Cludray-Engelke
                                    -------------------------------------
                                     Paula Cludray-Engelke, Secretary



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